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                                                                 EXHIBIT 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Trustees and Shareholders of
Washington Real Estate Investment Trust



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 27, 1996, which appears on page 20 of Washington Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1995.









PRICE WATERHOUSE LLP
Washington, D.C.
March 27, 1996